UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 5, 2011 (December 31, 2010)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 31, 2010, certain wholly-owned subsidiaries of Registrant, Vanguard Heath Systems, Inc. (“Vanguard”), that are identified in the Exhibit Index below (collectively, “Buyer”), acquired (the “DMC Acquisition”) substantially all of the assets of  The Detroit Medical Center and certain entities affiliated with The Detroit Medical Center, that are identified in the Exhibit Index below (collectively,  “DMC”),  consisting primarily of eight acute care and specialty hospitals in the Detroit, Michigan metropolitan area and related healthcare facilities. These eight hospitals are DMC Children’s Hospital of Michigan, DMC Detroit Receiving Hospital, DMC Harper University Hospital, DMC Huron Valley-Sinai Hospital, DMC Hutzel Women’s Hospital, DMC Rehabilitation Institute of Michigan, DMC Sinai-Grace Hospital and DMC Surgery Hospital, with a combined 1,734 licensed beds. All of the hospitals are located within the city limits of Detroit, Michigan, except DMC Huron Valley-Sinai Hospital, which is located in the suburb of Commerce Township, Michigan, and DMC Surgery Hospital, which is located in the suburb of Madison Heights, Michigan. The only DMC assets not acquired were donor-restricted assets and certain other immaterial assets. DMC’s total revenues for its last reported fiscal year of December 31, 2009 were approximately $2.1 billion.   The DMC Acquisition was made pursuant to a definitive Purchase and Sale Agreement dated as of June 10, 2010, as amended by Amendments Numbered 1, 2, 3 and 4 and Letter Agreement dated July 16, 2010, as described in the Exhibit Index below (collectively, the “Purchase Agreement”), and was effective at 12:01 a.m. on January 1, 2011. Vanguard guaranteed the obligations of Buyer under the Purchase Agreement.

The cash purchase price for the DMC assets was $368.1 million (including $4.8 million of direct transaction expenses paid at closing) and was funded with cash on hand. As part of the purchase price, Buyer assumed all of DMC’s liabilities other than its outstanding bonds and similar debt that was paid off or defeased upon the closing of the transaction and certain other immaterial liabilities. The assumed liabilities include a pension liability under a “frozen” defined benefit pension plan of DMC that we estimated as of September 30, 2010 to be approximately $293 million. Vanguard anticipates that Buyer will fund this pension liability over seven to fifteen years after closing based upon current actuarial assumptions and estimates (such assumptions and estimates being subject to periodic adjustment).

As part of the Purchase Agreement, Buyer has committed to spend $350.0 million during the five years subsequent to closing for the routine capital needs of the DMC facilities and an additional $500.0 million in capital expenditures during this same five-year period, which amount relates to a specific project list agreed to between the DMC board of representatives and us. To meet the $500.0 million commitment, Buyer has agreed to spend, in the aggregate (not cumulative), the following amounts by the first, second, third, fourth and fifth anniversaries of the closing date: $80.0 million, $160.0 million, $240.0 million, $320.0 million and $500.0 million, respectively, and, to the extent such expenditures are not made, to place any shortfalls into escrow in cash within 30 days of each anniversary date of the closing. To collateralize this commitment, concurrent with the closing of the transaction, Vanguard placed into escrow for the benefit of DMC a warrant certificate representing warrants in respect of 400,000 shares of Vanguard’s common stock (the “Warrant Shares”), provided that, within 30 business days after each of the first four anniversaries of the closing date of this transaction, Vanguard may deliver to the escrow agent a replacement warrant certificate (in exchange for the return of the warrant certificate previously delivered) for a number of Warrant Shares equal to the product of the original number of Warrant Shares and a fraction, the numerator of which is the portion of the $500.0 million capital expenditure commitment which has not yet been expended or otherwise funded into escrow by Vanguard (the “Remaining CapEx Commitment”), and the denominator of which is $500.0 million. In other words, as Vanguard expends capital or escrows cash for such purpose, the number of Warrant Shares is reduced proportionately from the original number of Warrant Shares. Alternatively, if Vanguard should at any time commence the initial public offering of its common stock, Vanguard has the option to replace the warrant certificate collateral with, as replacement collateral, its subordinated unsecured promissory note (the “Collateral Note”) payable to DMC in a principal amount equal to the Remaining CapEx Commitment at such time and the principal amount of the Collateral Note will automatically decline on a continuous basis by the amount of any reduction in the Remaining CapEx Commitment. If Buyer should fail to meet the applicable portion of the $500.0 million commitment at the end of any such year, and shall have also failed to escrow any shortfalls in cash, then DMC may obtain the warrant certificate (or, as applicable, the Collateral Note) out of escrow, and (1) if DMC obtains the warrant certificate, DMC may exercise the warrants and obtain ownership of the Vanguard shares without DMC having any obligation to Vanguard in respect of the value of, or sale proceeds resulting from, such shares or (2) if DMC obtains the Collateral Note, the Collateral Note will bear interest at a market rate of interest and be payable upon the demand of DMC without DMC having any obligation to us in respect of the value of, or cash proceeds from our payment of, the Collateral Note; provided that if such demand for payment would result in a default under Vanguard’s principal credit agreement or under any indenture relating to Vanguard’s debt securities that are publicly traded or traded in the Rule 144A market, Vanguard will not be obligated to make payment on the Collateral Note until it can be made without such default.

Effective December 31, 2010, Vanguard and Detroit Medical Center entered into a Settlement Agreement with the United States of America, acting through the United States Department of Justice and on behalf of the Office of the Inspector General of the Department of Health and Human Services, releasing Vanguard and DMC  from liability under the False Claims Act, the Civil Monetary Penalties Law and the civil monetary penalties provisions of the Stark Law for certain DMC conduct prior to Vanguard’s  acquisition of DMC that was voluntarily disclosed by DMC to such governmental agencies (the “Covered Conduct”) that may have violated the federal Anti-Kickback Statute or the federal Stark Law. (A copy of the Settlement Agreement may be found as Exhibit 2.6 below to this report.)  The Detroit Medical Center paid $30.0 million to the government in connection with such settlement based upon the government’s analysis of DMC’s net worth and ability to pay, but not upon Vanguard’s net worth and ability to pay. The Settlement Agreement is subject to the government's right of rescission in the event of Detroit Medical Center’s nondisclosure of assets or any misrepresentation in DMC’s financial statements disclosed to the government by Detroit Medical Center. While we are not aware of any such misrepresentation or nondisclosure at this time, such misrepresentation or nondisclosure by Detroit Medical Center would provide the government the right to rescind the Settlement Agreement.  Additionally, while the scope of release for the Covered Conduct under the Stark Law is materially similar to or broader than that found in similar publicly-available settlement agreements, the precise scope of such a release under the Stark Law and the False Claims Act, as amended by the Fraud Enforcement and Recovery Act of 2009 and by The Patient Protection and Affordable Care Act, has not been interpreted by any court, and it is possible that a regulator or a court could interpret these laws such that the release would not extend to all possible liability under these laws for the Covered Conduct.  If the Settlement Agreement were to be rescinded or so interpreted, this could have a material adverse effect on Vanguard’s business, financial condition, results of operations or prospects, and Vanguard’s business reputation could suffer significantly.

Notwithstanding the $350.0 million and $500.0 million capital commitments of Buyer to DMC discussed above, DMC and Buyer have agreed in the Purchase Agreement (see Section 19 of Amendment No. 3 to the Purchase Agreement attached as Exhibit 2.4 to this report) that if, after closing of the DMC Acquisition, Buyer or its affiliate should pay any amounts to any governmental agency (each a “Special Payment”), and the Special Payment arises out of a violation or alleged violation by DMC prior to the closing of the DMC Acquisition of certain stipulated healthcare laws, then, if and to the extent that the Special Payment, individually or together with all previous Special Payments exceeds $25.0 million (the “Special Payment Threshold”), Buyer shall have the right to apply the amount of the Special Payment, but only to the extent the Special Payment Threshold has been exceeded (the “Excess Payment”), as follows: (i) the first $10.0 million of such Excess Payment in any particular year shall be applied against Buyer’s obligation to make routine capital expenditures during such year and (ii) any remaining portion of the Excess Payment in any particular year which has not been so applied as described above shall be applied against the $500.0 million capital commitment of Buyer related to specific projects.

On December 30, 2010, Vanguard and the Detroit Medical Center issued a joint press release in respect of the expected closing date of the DMC Acquisition. A copy of this press release is attached hereto as Exhibit 99.1.

On December 31, 2010, Vanguard issued a press release announcing the December 31, 2010 completion of the DMC Acquisition. A copy of this press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

	(a)	Financial statements of businesses acquired.

The financial statements of DMC required by this Item 9.01(a)  will be filed by amendment to this Form 8-K within 71 calendar days after January 6, 2011, the date by which this report was required to be filed.

	(b)	Pro forma financial information.

The  pro forma financial information of Vanguard giving effect to the DMC Acquisition required by this Item 9.01(b) will also be filed by amendment to this Form 8-K within 71 calendar days after January 6, 2011, the date by which this report was required to be filed.

	(c)	Exhibits.
The exhibits filed as part of this report are listed in the Exhibit Index which is located at the end of this report.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   January 5, 2011                                  VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        BY: /s/ Ronald P. Soltman
                                                                               Ronald P. Soltman
                                                                               Executive Vice President, General Counsel
                                                                               & Secretary

VANGUARD HEALTH SYSTEMS, INC.
EXHIBIT INDEX

Exhibit No.	Description
2.1

Purchase and Sale Agreement dated as of June 10, 2010, by and among The Detroit Medical Center, Harper-Hutzel Hospital*, Detroit Receiving Hospital and University Health Center*, Children’s Hospital of Michigan*, Rehabilitation Institute, Inc.*, Sinai Hospital of Greater Detroit*, Huron Valley Hospital, Inc.*, Detroit Medical Center Cooperative Services*, DMC Orthopedic Billing Associates, LLC*, Metro TPA Services, Inc.* and Michigan Mobile PET CT, LLC *(collectively, as Seller) and VHS of Michigan, Inc.**, VHS Harper-Hutzel Hospital, Inc.**, VHS Detroit Receiving Hospital, Inc.**, VHS Children’s Hospital of Michigan, Inc.**, VHS Rehabilitation Institute of Michigan, Inc.**, VHS Sinai-Grace Hospital, Inc.**, VHS Huron Valley-Sinai Hospital, Inc.**, VHS Detroit Businesses, Inc.** and VHS Detroit Ventures, Inc.** (collectively, as Buyer) and Vanguard Health Systems, Inc. ( Incorporated by reference from Exhibit 2 to the Registrant’s Current Report on Form 8-K, dated June 15, 2010, File No. 333-71934)

2.2

Amendment No. 1 to Purchase and Sale Agreement, dated as of October 29, 2010, by and among The Detroit Medical Center, DMC Primary Care Services II*, Healthsource*, Vanguard Health Systems, Inc., VHS Physicians of Michigan**, CRNAs of Michigan** and VHS University Laboratories, Inc.** ( Incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, dated November 4, 2010, File No. 333-71934)

2.3

Amendment No. 2 to Purchase and Sale Agreement, dated as of November 13, 2010, by and among The Detroit Medical Center and Vanguard Health Systems, Inc.( Incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, dated November 18, 2010, File No. 333-71934)

2.4	Amendment No. 3 to Purchase and Sale Agreement, dated as of December 31, 2010, by and among The Detroit Medical Center and Vanguard Health Systems, Inc.

2.5	Amendment No. 4 to Purchase and Sale Agreement, dated as of December 31, 2010, by and among The Detroit Medical Center and Vanguard Health Systems, Inc.

2.6

Settlement Agreement effective as of December 31, 2010, by and among The Detroit Medical Center, Vanguard Health Systems, Inc. and the United States of America, acting though the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services.

2.7

Letter Agreement dated July 16, 2010, amending Section 5.2(b) of that certain Purchase and Sale Agreement dated as of June 10, 2010, by and among The Detroit Medical Center, Harper-Hutzel Hospital*, Detroit Receiving Hospital and University Health Center*, Children’s Hospital of Michigan*, Rehabilitation Institute, Inc.*, Sinai Hospital of Greater Detroit*, Huron Valley Hospital, Inc.*, Detroit Medical Center Cooperative Services*, DMC Orthopedic Billing Associates, LLC*, Metro TPA Services, Inc.* and Michigan Mobile PET CT, LLC** (collectively, as Seller) and VHS of Michigan, Inc.**, VHS Harper-Hutzel Hospital, Inc.**, VHS Detroit Receiving Hospital, Inc.**, VHS Children’s Hospital of Michigan, Inc.**, VHS Rehabilitation Institute of Michigan, Inc.**, VHS Sinai-Grace Hospital, Inc.**, VHS Huron Valley-Sinai Hospital, Inc.**, VHS Detroit Businesses, Inc.** and VHS Detroit Ventures, Inc.** (collectively, as Buyer) and Vanguard Health Systems, Inc. ( Incorporated by reference from Exhibit 2.1 to the Registrant’s Quarterly Report on Form 10-Q, for the quarterly period ended September 30, 2010, File No. 333-71934)

99.1	Press Release of Vanguard Health Systems, Inc. and the Detroit Medical Center dated December 30, 2010 relating to the expected closing date of the DMC Acquisition.

99.2	Press Release of Vanguard Health Systems, Inc. dated December 31, 2010 relating to the completion of the DMC Acquisition.

*	Affiliate of The Detroit Medical Center
**	Wholly-owned subsidiary of Vanguard Health Systems, Inc.